EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, G. William Andrews, certify that (i) the Form 10-K for the year ended December 31, 2012 of the Campbell Global Trend Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of the Campbell Global Trend Fund, L.P.

Date: April 1, 2013	CAMPBELL GLOBAL TREND FUND, L.P. By: Campbell & Company, Inc., General Partner
	By:	/s/ G. William Andrews
G. William Andrews
Chief Executive Officer

E-4